UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2015

TRIVASCULAR TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36419	87-0807313
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3910 Brickway Blvd.

Santa Rosa, California

______________________

(Address of principal executive offices)

95403

___________________

(Zip Code)

(707) 543-8800

_____________________

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 29, 2015, we entered into a Controlled Equity OfferingSM sales agreement, or the Sales Agreement, with Cantor Fitzgerald & Co., or Cantor, as agent, pursuant to which we may, from time to time, issue and sell shares of our common stock, par value $0.01 per share, having an aggregate offering price of up to $25.0 million.

Cantor may sell our common stock by methods deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on The NASDAQ Global Select Market, on any other existing trading market for our common stock or to or through a market maker. In addition, under the Sales Agreement, Cantor may sell our common stock by any other method permitted by law, including in privately negotiated transactions. We may instruct Cantor not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time. Sales of our common stock made pursuant to the controlled equity offering program, if any, will be made under our shelf registration statement on Form S-3 filed on May 29, 2015, following such time as the registration statement is declared effective by the SEC.

We are not obligated to, and we cannot provide any assurances that we will, make any sales of the shares under the Sales Agreement. The Sales Agreement may be terminated by Cantor or us at any time upon 10 days notice to the other party, or by Cantor at any time in certain circumstances, including the occurrence of a material adverse change in us.  We will pay Cantor a commission rate of 3.0% of the gross sales price per share of any common stock sold through Cantor as agent under the Sales Agreement. We have also provided Cantor with customary indemnification and contribution rights.

This report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed as Exhibit 1.2 to our shelf registration statement on Form S-3 (File No. 333-204564) filed with the Securities and Exchange Commission on May 29, 2015 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1

Controlled Equity OfferingSM Sales Agreement, dated May 29, 2015, by and between TriVascular Technologies, Inc. and Cantor Fitzgerald & Co. (incorporated herein by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-3 filed on May 29, 2015 (File No. 333-204564).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIVASCULAR TECHNOLOGIES, INC.

Dated: May 29, 2015	/s/ Michael R. Kramer
	Name:	Michael R. Kramer
	Title:	Chief Financial Officer